Exhibit 99.1

ELECTRONIC ARTS REPORTS

Q3 FY14 FINANCIAL RESULTS

Q3 Non-GAAP Earnings Per Share Results Exceed Guidance
EA Was the #1 Publisher on Next Generation Consoles in December
Fiscal Year 2014 Non-GAAP EPS Guidance Raised to $1.30 Per Share

REDWOOD CITY, CA - January 28, 2014 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its third fiscal quarter ended December 31, 2013.

“EA’s third quarter marked an exciting start to a new generation of games, and we are proud to have been the #1 publisher on next-generation consoles in December, with millions of gamers across the globe playing EA titles on the PlayStation 4 and Xbox One,” said Chief Executive Officer Andrew Wilson. “In addition to consoles, our mobile games, digital downloads and live services are growing year-over-year as we continue to deliver exciting new experiences to gamers around the world.”

“In a transitional quarter, EA delivered EPS results above our guidance driven by strong sales of our next-generation console titles, continued growth in our digital games and services, and financial discipline across the business,” said Chief Financial Officer Blake Jorgensen. “For our full year outlook, we are lowering our non-GAAP net revenue guidance to $3.91 billion due to the weakness in current generation software, but we are increasing our non-GAAP EPS guidance to $1.30 due to the improvement in our operating profits.”

This release, along with ongoing updates regarding EA’s business, is available on EA’s blog at http://ea.com/news.

Selected Operating Highlights and Metrics:
*On a non-GAAP basis

•
EA was the #1 publisher on the PlayStation 4 computer entertainment systems and Xbox One, the all-in-one games and entertainment system from Microsoft, in the Western World in December, led by Battlefield 4™, Madden NFL 25, FIFA 14 and Need for Speed™ Rivals.

•	For the month of December, FIFA 14 and Battlefield 4 were two of the top three best-selling titles across all platforms in the Western World, and FIFA 14 was the #1 title in Europe.

•	EA titles represented 35% of the Western World PlayStation 4 and Xbox One software sales in the third quarter.

•	Third quarter digital net revenue increased by 27% year-over-year to $517 million*, and trailing twelve month digital net revenue was a record $1.86 billion*.

•	On a year-to-date basis, FIFA Ultimate Team, Madden NFL Ultimate Team, and NHL® Hockey Ultimate Team collectively grew 60% year-over-year and drove digital net revenue* growth.

•	EA’s mobile and handheld digital net revenue generated $125 million* in Q3 fiscal 14, a 26% year-over-year increase over Q3 fiscal 13.

•	The Simpsons™ Tapped Out generated over $130 million* in digital net revenue through Q3 fiscal 14.

•	Trailing twelve months operating cash flow was $664 million, the highest trailing twelve month operating cash flow for EA since 2005.

Q3 Financial Highlights:

For the quarter, non-GAAP net revenue of $1.57 billion was below our guidance of $1.65 billion. Non-GAAP diluted earnings per share of $1.26 was above our guidance of $1.22.

(in millions of $, except per share amounts)	Quarter Ended 12/31/13	Quarter Ended 12/31/12
GAAP Digital Net Revenue	$410	$321
GAAP Publishing Packaged Goods and Other Net Revenue	370	568
GAAP Distribution Packaged Goods Net Revenue	28	33
GAAP Total Net Revenue	$808	$922

Non-GAAP Digital Net Revenue	$517	$407
Non-GAAP Publishing Packaged Goods and Other Net Revenue	1,027	742
Non-GAAP Distribution Packaged Goods Net Revenue	28	33
Non-GAAP Total Net Revenue	$1,572	$1,182

GAAP Net Loss	$(308)	$(45)
Non-GAAP Net Income	398	176
GAAP Loss Per Share	(1.00)	(0.15)
Non-GAAP Diluted Earnings Per Share	1.26	0.57

Cash Provided by Operations	$685	$363

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $)	TTM Ended 12/31/13	TTM Ended 12/31/12
GAAP Net Revenue	$3,661	$3,956
GAAP Net Income (Loss)	(36)	175
Non-GAAP Net Revenue	4,147	3,730
Non-GAAP Net Income	551	151

Cash Provided by Operations	$664	$378

Business Outlook as of January 28, 2014

The following forward-looking statements, as well as those made above, reflect expectations as of January 28, 2014. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2014 Expectations - Ending March 31, 2014

•	GAAP net revenue is expected to be approximately $3.52 billion.

•	Non-GAAP net revenue is expected to be approximately $3.91 billion.

•	GAAP diluted loss per share is expected to be approximately $(0.42).

•	Non-GAAP diluted earnings per share is expected to be approximately $1.30.

•	The Company estimates a share count of 316 million for purposes of calculating fiscal year 2014 diluted earnings per share, and 308 million for diluted loss per share.

•	Expected non-GAAP net income excludes the following from expected GAAP net loss:

◦	Non-GAAP net revenue is expected to be approximately $385 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (online-enabled games);

◦	Approximately $151 million of stock-based compensation;

◦	Approximately $39 million of acquisition-related expenses;

◦	Approximately ($2) million of restructuring charges;

◦	Approximately $21 million from the amortization of debt discount;

◦	Approximately $40 million of college football settlement expenses; and

◦	Non-GAAP tax expense is expected to be approximately $93 million higher than GAAP tax expense.

Fourth Quarter Fiscal Year 2014 Expectations - Ending March 31, 2014

•	GAAP net revenue is expected to be approximately $1.07 billion.

•	Non-GAAP net revenue is expected to be approximately $800 million.

•	GAAP diluted earnings per share is expected to be approximately $0.72.

•	Non-GAAP diluted earnings per share is expected to be approximately $0.09.

•	The Company estimates a share count of 318 million for purposes of calculating fourth quarter fiscal year 2014 diluted earnings per share.

•	Expected non-GAAP net income excludes the following from expected GAAP net loss:

◦	Non-GAAP net revenue is expected to be approximately $270 million lower than GAAP net revenue due to the impact of the change in deferred net revenue (online-enabled games);

◦	Approximately $40 million of stock-based compensation;

◦	Approximately $19 million of acquisition-related expenses;

◦	Approximately $5 million from the amortization of debt discount; and

◦	Non-GAAP tax expense is expected to be $5 million lower than GAAP tax expense.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on January 28, 2014 at 2:00 pm PT (5:00 pm ET) to review its results for the fiscal quarter ended December 31, 2013 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 773-799-3213 (domestic) or 888-677-1083 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until February 11, 2014 at the following number: 203-369-0099 (domestic) or 866-356-3373 (international). A webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

▪	Acquisition-related expenses

▪	Amortization of debt discount

▪	Certain non-recurring litigation expenses

▪	Change in deferred net revenue (online-enabled games)

▪	College football settlement expenses

▪	Loss (gain) on strategic investments

▪	Restructuring charges

▪	Stock-based compensation

▪	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management will exclude the effect of this amortization when evaluating the Company’s operating performance and the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Certain Non-recurring Litigation Expenses. During the fourth quarter of fiscal 2012, Electronic Arts recognized a $27 million expense related to a settlement of a litigation matter. This significant non-recurring litigation expense is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this expense when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Change in Deferred Net Revenue (Online-enabled Games). The majority of our software games can be connected to the Internet whereby a consumer may be able to download unspecified content or updates on a when-and-if-available basis (“unspecified updates”) for use with the original game software. In addition, we may also offer an online matchmaking service that permits consumers to play against each other via the Internet. GAAP requires us to account for the consumer’s right to receive unspecified updates or the matchmaking service for no additional fee as a “bundled” sale, or multiple-element arrangement. Electronic Arts is not able to objectively determine the fair value of these unspecified updates or online service included in certain of its online-enabled games. As a result, the Company recognizes the revenue from the sale of these online-enabled games on a straight-line basis over the estimated offering period. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to online-enabled games in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons between periods in understanding our underlying sales performance for the period, and (2) understanding our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.

College Football Settlement Expenses. During the second quarter of fiscal 2014, Electronic Arts recognized a $40 million charge for expected litigation settlement and license expenses related to our college football business. This expense is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this expense when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.
Loss (gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team.  Prior to April 1, 2013, a 28 percent tax rate was applied to its non-GAAP financial results.  Based on a re-evaluation of its fixed, long-term projected tax rate, beginning in fiscal year 2014, the Company has applied a tax rate of 25 percent to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2014 guidance information under the heading “Business Outlook,” contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013.

These forward-looking statements are current as of January 28, 2014. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended December 31, 2013.

About Electronic Arts

Electronic Arts (NASDAQ:EA) is a global leader in digital interactive entertainment. The Company’s game franchises are offered as both packaged goods products and online services delivered through Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 300 million registered players in over 200 countries. In fiscal year 2013, EA posted GAAP net revenue of $3.8 billion. Headquartered in Redwood City, California, EA is recognized for critically acclaimed, high-quality blockbuster franchises such as The Sims™, Madden NFL, FIFA Soccer, Need for Speed™, Battlefield™, and Mass Effect™. More information about EA is available at http://info.ea.com.

For additional information, please contact:

Rob Sison	John Reseburg
Vice President, Investor Relations	Senior Director, Corporate Communications
650-628-7787	650-628-3601
rsison@ea.com	jreseburg@ea.com

Battlefield 4, Battlefield, The Sims, Need for Speed and Mass Effect are trademarks of Electronic Arts Inc. and its subsidiaries. The Simpsons TM & © 2012 Twentieth Century Fox Film Corporation. All Rights Reserved. John Madden, NFL, NHL and FIFA are the property of their respective owners and used with permission. “PlayStation” is a registered trademark of Sony Computer Entertainment Inc.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
Net revenue
Product	$485	$703	$1,378	$1,886
Service and other	323	219	1,074	702
Total net revenue	808	922	2,452	2,588
Cost of revenue
Product	438	363	909	866
Service and other	79	66	215	213
Total cost of revenue	517	429	1,124	1,079
Gross profit	291	493	1,328	1,509
Operating expenses:
Marketing and sales	214	220	525	590
General and administrative	91	70	305	258
Research and development	275	278	836	866
Acquisition-related contingent consideration	—	(45)	(37)	(65)
Amortization of intangibles	4	7	12	21
Restructuring and other	(1)	2	(2)	27
Total operating expenses	583	532	1,639	1,697
Operating loss	(292)	(39)	(311)	(188)
Gain on strategic investments	—	14	—	14
Interest and other income (expense), net	(6)	(8)	(19)	(17)
Loss before provision for income taxes	(298)	(33)	(330)	(191)
Provision for income taxes	10	12	29	34
Net loss	$(308)	$(45)	$(359)	$(225)
Loss per share
Basic and diluted	$(1.00)	$(0.15)	$(1.17)	$(0.72)

Number of shares used in computation
Basic and diluted	309	304	307	313

Non-GAAP Results (in millions, except per share data)
The following tables reconcile the Company’s net loss and loss per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net income and non-GAAP earnings per share.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
Net loss	$(308)	$(45)	$(359)	$(225)
Acquisition-related expenses	20	(15)	20	8
Amortization of debt discount	6	5	16	15
Change in deferred net revenue (online-enabled games)	764	260	655	165
College football settlement expenses	—	—	40	—
Gain on strategic investments	—	(14)	—	(14)
Restructuring and other	(1)	2	(2)	27
Stock-based compensation	40	39	111	122
Income tax adjustments	(123)	(56)	(99)	(3)
Non-GAAP net income	$398	$176	$382	$95
Non-GAAP earnings per share
Basic	$1.29	$0.58	$1.24	$0.30
Diluted	$1.26	$0.57	$1.21	$0.30
Number of shares used in Non-GAAP computation
Basic	309	304	307	313
Diluted	317	308	315	315

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	December 31, 2013	March 31, 2013 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,746	$1,292
Short-term investments	324	388
Receivables, net of allowances of $268 and $200, respectively	526	312
Inventories	55	42
Deferred income taxes, net	51	52
Other current assets	219	239
Total current assets	2,921	2,325
Property and equipment, net	518	548
Goodwill	1,725	1,721
Acquisition-related intangibles, net	196	253
Deferred income taxes, net	46	53
Other assets	167	170
TOTAL ASSETS	$5,573	$5,070
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$137	$136
Accrued and other current liabilities	823	737
Deferred net revenue (online-enabled games)	1,699	1,044
Total current liabilities	2,659	1,917
0.75% convertible senior notes due 2016, net	575	559
Income tax obligations	210	205
Deferred income taxes, net	1	1
Other liabilities	124	121
Total liabilities	3,569	2,803
Common stock	3	3
Paid-in capital	2,287	2,174
Retained earnings (accumulated deficit)	(338)	21
Accumulated other comprehensive income	52	69
Total stockholders’ equity	2,004	2,267
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,573	$5,070
(a) Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
OPERATING ACTIVITIES
Net loss	$(308)	$(45)	$(359)	$(225)
Adjustments to reconcile net loss to net cash provided by operating activities:
Acquisition-related contingent consideration	—	(45)	(37)	(65)
Depreciation, amortization and accretion, net	58	66	170	178
Net (gains) losses on investments and disposal of property and equipment	1	(12)	1	(12)
Non-cash restructuring charges	—	—	—	7
Stock-based compensation	40	39	111	122
Change in assets and liabilities:
Receivables, net	68	256	(210)	(18)
Inventories	3	13	(12)	—
Other assets	9	14	17	14
Accounts payable	(64)	(124)	13	(115)
Accrued and other liabilities	112	(56)	75	53
Deferred income taxes, net	2	(3)	7	(13)
Deferred net revenue (online-enabled games)	764	260	655	165
Net cash provided by operating activities	685	363	431	91
INVESTING ACTIVITIES
Capital expenditures	(28)	(25)	(81)	(81)
Proceeds from sale of marketable equity securities	—	25	—	25
Proceeds from maturities and sales of short-term investments	81	124	331	404
Purchase of short-term investments	(79)	(47)	(270)	(244)
Acquisition-related restricted cash	—	—	—	25
Acquisition of subsidiaries, net of cash acquired	—	—	(5)	(10)
Net cash provided by (used in) investing activities	(26)	77	(25)	119
FINANCING ACTIVITIES
Payment of debt issuance costs	—	—	—	(2)
Proceeds from issuance of common stock	1	1	51	19
Repurchase and retirement of common stock	—	(157)	—	(336)
Acquisition-related contingent consideration payment	—	(2)	(1)	(28)
Net cash provided by (used in) financing activities	1	(158)	50	(347)
Effect of foreign exchange on cash and cash equivalents	(4)	5	(2)	2
Increase (decrease) in cash and cash equivalents	656	287	454	(135)
Beginning cash and cash equivalents	1,090	871	1,292	1,293
Ending cash and cash equivalents	$1,746	$1,158	$1,746	$1,158

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY13	FY13	FY14	FY14	FY14	Change
QUARTERLY RECONCILIATION OF RESULTS
Net revenue
GAAP net revenue	$922	$1,209	$949	$695	$808	(12%)
Change in deferred net revenue (online-enabled games)	260	(169)	(454)	345	764
Non-GAAP net revenue	$1,182	$1,040	$495	$1,040	$1,572	33%
Gross profit
GAAP gross profit	$493	$900	$755	$282	$291	(41%)
Acquisition-related expenses	23	41	15	14	16
Change in deferred net revenue (online-enabled games)	260	(169)	(454)	345	764
Stock-based compensation	—	1	—	1	—
Non-GAAP gross profit	$776	$773	$316	$642	$1,071	38%
GAAP gross profit % (as a % of GAAP net revenue)	53%	74%	80%	41%	36%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	66%	74%	64%	62%	68%
Operating income (loss)
GAAP operating income (loss)	$(39)	$309	$233	$(252)	$(292)	(649%)
Acquisition-related expenses	(15)	51	26	(26)	20
Change in deferred net revenue (online-enabled games)	260	(169)	(454)	345	764
College football settlement expenses	—	—	—	40	—
Restructuring and other	2	—	1	(2)	(1)
Stock-based compensation	39	42	33	38	40
Non-GAAP operating income (loss)	$247	$233	$(161)	$143	$531	115%
GAAP operating income (loss) % (as a % of GAAP net revenue)	(4%)	26%	25%	(36%)	(36%)
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	21%	22%	(33%)	14%	34%
Net income (loss)
GAAP net income (loss)	$(45)	$323	$222	$(273)	$(308)	(584%)
Acquisition-related expenses	(15)	51	26	(26)	20
Amortization of debt discount	5	5	5	5	6
Change in deferred net revenue (online-enabled games)	260	(169)	(454)	345	764
College football settlement expenses	—	—	—	40	—
Gain on strategic investments	(14)	(25)	—	—	—
Restructuring and other	2	—	1	(2)	(1)
Stock-based compensation	39	42	33	38	40
Income tax adjustments	(56)	(58)	46	(22)	(123)
Non-GAAP net income (loss)	$176	$169	$(121)	$105	$398	126%
GAAP net income (loss) % (as a % of GAAP net revenue)	(5%)	27%	23%	(39%)	(38%)
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	15%	16%	(24%)	10%	25%
Diluted earnings (loss) per share
GAAP earnings (loss) per share	$(0.15)	$1.05	$0.71	$(0.89)	$(1.00)	(567%)
Non-GAAP earnings (loss) per share	$0.57	$0.55	$(0.40)	$0.33	$1.26	121%

Number of diluted shares used in computation
GAAP	304	307	312	308	309
Non-GAAP	308	307	304	316	317

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY13	FY13	FY14	FY14	FY14	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography net revenue
North America	409	513	395	303	338	(17%)
International	513	696	554	392	470	(8%)
Total GAAP net revenue	922	1,209	949	695	808	(12%)
North America	80	(76)	(190)	136	352
International	180	(93)	(264)	209	412
Change in deferred net revenue (online-enabled games)	260	(169)	(454)	345	764
North America	489	437	205	439	690	41%
International	693	603	290	601	882	27%
Total Non-GAAP net revenue	1,182	1,040	495	1,040	1,572	33%
North America	44%	42%	42%	44%	42%
International	56%	58%	58%	56%	58%
Total GAAP net revenue %	100%	100%	100%	100%	100%
North America	41%	42%	41%	42%	44%
International	59%	58%	59%	58%	56%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

Net revenue composition
Publishing and other	568	730	452	223	370	(35%)
Wireless, internet-derived, and advertising (digital)	321	453	482	450	410	28%
Distribution	33	26	15	22	28	(15%)
Total GAAP net revenue	922	1,209	949	695	808	(12%)
Publishing and other	174	(334)	(350)	447	657
Wireless, internet-derived, and advertising (digital)	86	165	(104)	(102)	107
Change in deferred net revenue (online-enabled games)	260	(169)	(454)	345	764
Publishing and other	742	396	102	670	1,027	38%
Wireless, internet-derived, and advertising (digital)	407	618	378	348	517	27%
Distribution	33	26	15	22	28	(15%)
Total Non-GAAP net revenue	1,182	1,040	495	1,040	1,572	33%
Publishing and other	62%	60%	48%	32%	46%
Wireless, internet-derived, and advertising (digital)	35%	38%	51%	65%	51%
Distribution	3%	2%	1%	3%	3%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Publishing and other	63%	38%	21%	64%	65%
Wireless, internet-derived, and advertising (digital)	34%	59%	76%	34%	33%
Distribution	3%	3%	3%	2%	2%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY13	FY13	FY14	FY14	FY14	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform net revenue
Xbox One, PLAYSTATION 4	—	—	—	—	24	100%
Xbox 360, PLAYSTATION 3	566	783	494	298	425	(25%)
Wii	20	5	3	9	9	(55%)
PlayStation 2	3	2	1	2	1	(67%)
Total consoles	589	790	498	309	459	(22%)
Mobile	86	109	113	75	97	13%
PlayStation handhelds	15	20	12	7	8	(47%)
Nintendo handhelds	9	9	9	5	4	(56%)
Total mobile and handhelds	110	138	134	87	109	(1%)
PC	186	252	298	274	210	13%
Other	37	29	19	25	30	(19%)
Total GAAP net revenue	922	1,209	949	695	808	(12%)
Xbox One, PLAYSTATION 4	—	—	—	—	368
Xbox 360, PLAYSTATION 3	167	(275)	(307)	389	282
Wii	—	(1)	—	(1)	—
PlayStation 2	—	—	—	—	—
Mobile	13	(4)	(9)	28	27
PlayStation handhelds	11	(13)	(8)	5	1
Nintendo handhelds	13	(3)	(7)	—	—
PC	56	127	(123)	(76)	86
Change in deferred net revenue (online-enabled games)	260	(169)	(454)	345	764
Xbox One, PLAYSTATION 4	—	—	—	—	392	100%
Xbox 360, PLAYSTATION 3	733	508	187	687	707	(4%)
Wii	20	4	3	8	9	(55%)
PlayStation 2	3	2	1	2	1	(67%)
Total consoles	756	514	191	697	1,109	47%
Mobile	99	105	104	103	124	25%
PlayStation handhelds	26	7	4	12	9	(65%)
Nintendo handhelds	22	6	2	5	4	(82%)
Total mobile and handhelds	147	118	110	120	137	(7%)
PC	242	379	175	198	296	22%
Other	37	29	19	25	30	(19%)
Total Non-GAAP net revenue	1,182	1,040	495	1,040	1,572	33%
Xbox One, PLAYSTATION 4	—	—	—	—	2%
Xbox 360, PLAYSTATION 3	62%	65%	52%	43%	53%
Wii	2%	—	—	1%	1%
PlayStation 2	—	—	—	—	—
Total consoles	64%	65%	52%	44%	56%
Mobile	9%	9%	12%	11%	12%
PlayStation handhelds	2%	2%	1%	1%	1%
Nintendo handhelds	1%	1%	1%	1%	1%
Total mobile and handhelds	12%	12%	14%	13%	14%
PC	20%	21%	32%	39%	26%
Other	4%	2%	2%	4%	4%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Xbox One, PLAYSTATION 4	—	—	—	—	25%
Xbox 360, PLAYSTATION 3	62%	49%	38%	66%	45%
Wii	2%	—	1%	1%	1%
PlayStation 2	—	—	—	—	—
Total consoles	64%	49%	39%	67%	71%
Mobile	8%	10%	21%	10%	8%
PlayStation handhelds	2%	1%	1%	1%	1%
Nintendo handhelds	2%	1%	—	1%	—
Total mobile and handhelds	12%	12%	22%	12%	9%
PC	21%	36%	35%	19%	19%
Other	3%	3%	4%	2%	1%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY13	FY13	FY14	FY14	FY14	Change
CASH FLOW DATA
Operating cash flow	363	233	(248)	(6)	685	89%
Operating cash flow - TTM	378	324	320	342	664	76%
Capital expenditures	25	25	29	24	28	12%
Capital expenditures - TTM	125	106	104	103	106	(15%)
BALANCE SHEET DATA
Cash and cash equivalents	1,158	1,292	1,056	1,090	1,746	51%
Short-term investments	275	388	355	328	324	18%
Marketable equity securities	59	—	—	—	—	(100%)
Receivables, net	382	312	120	594	526	38%
Inventories	59	42	41	58	55	(7%)
Deferred net revenue (online-enabled games)
End of the quarter	1,213	1,044	590	935	1,699	40%
Less: Beginning of the quarter	953	1,213	1,044	590	935
Change in deferred net revenue (online-enabled games)	260	(169)	(454)	345	764
STOCK-BASED COMPENSATION
Cost of goods sold	—	1	—	1	—
Marketing and sales	7	7	7	6	7
General and administrative	7	12	6	8	8
Research and development	25	22	20	23	25
Total stock-based compensation	39	42	33	38	40